SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On April 7, 2010, the Registrant completed a registered public offering of 2,300,000 shares of its common stock. Section V(A) of the Registrant’s Bonus Award Program effective November 1, 2009, which was filed as Exhibit 10 to the Registrant’s current report on Form 8-K on February 1, 2010, provides that the earnings per share targets that are used to determine the amount of a participant’s award under that program will be adjusted to reflect changes in the number of shares outstanding resulting from any recapitalization. The adjustments neutralize the effect of the stock offering on the Registrant’s stockholders’ equity for purposes of achieving the earnings per share targets set forth in the program. April 21, 2010, the Compensation Committee of the Registrant’s Board of Directors ratified these automatic adjustments, and the adjusted targets are as follows:
2010 Bonus Awards — EPS Component
(Adjusted for 2010 Equity Offering)

Percentage of EPS-
Per Share Return	Based Award
$4.72	100.0%
$4.67	95.0%
$4.61	90.0%
$4.56	85.0%
$4.51	80.0%
$4.46	75.0%
$4.41	70.0%
$4.36	65.0%
$4.30	60.0%
$4.25	55.0%
$4.20	50.0%
$4.15	45.0%
$4.10	40.0%
$4.05	35.0%
$3.99	30.0%
$3.94	25.0%
$3.89	20.0%
$3.84	15.0%
$3.79	10.0%
$3.74	5.0%
     Similarly, Article 12 of the Registrant’s stock incentive plan, which was filed as Exhibit B to its definitive proxy statement on January 14, 2005, authorizes the Board of Directors to make adjustments to performance based criteria under the plan in recognition of unusual or nonrecurring events affecting the Registrant or its financial statements. Pursuant to this provision, the Compensation Committee also voted on April 21, 2010 to neutralize the effect of the equity offering when calculating the Registrant’s average return on equity for purposes of the Registrant’s three outstanding performance share cycles. Under the performance share agreements, average ROE is equal to the mathematical average of the net return on average equity for each of the years in the performance period. Net return on average equity is computed by adding together stockholders’ equity at the beginning and end of each fiscal year on our audited financial statements and dividing by two. The resulting number is then divided into net income for the fiscal year as reported on the Registrant’s audited financial statements to reach net return on average equity for the year. In calculating ending equity, the Registrant will reduce total equity by $115.4 million, which was the amount of the net proceeds of the equity offering. The Committee also voted on April 21 to adjust net income for this purpose to reflect any benefit the Registrant may achieve from the early repayment of a $40 million outstanding balance on its revolving credit facility with proceeds from the equity offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: April 27, 2010	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer